UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 28, 2011

MEDICAL CARE TECHNOLOGIES INC.
 (Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-53665
(Commission File Number)

Room 815, No. 2 Building, Beixiaojie, Dongzhimen Nei, Beijing, China
(Address of principal executive offices)

011 8610 6407 0580
(Issuer's telephone number)

_______
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations
Item 1.01  Entry into a Material Definitive Agreement.

On April 28, 2011, Medical Care Technologies Inc. (the “Company”) entered into a Joint Venture Master Agreement with Ocean Wise International Industrial Limited, a company established in Hong Kong (“Ocean Wise”), pursuant to which the Company and Ocean Wise created a new Hong Kong company called ReachOut Holdings Limited. ReachOut is then to establish a Chinese subsidiary in the City of Dongguan, China for the purpose of operating children’s healthcare centers in this area.

In consideration for its interest in the Hong Kong company, the Company contributed $167,500 for its 65% ownership interest and Ocean Wise contributed $90,195 for its 35% interest. The Company agreed to provide medical/healthcare software technology, the training of the software and any technological requirements in order for ReachOut to operate the software. The Company has the right to appoint two of the three directors to the Board of ReachOut. Profits will be distributed in accordance with the shareholders' respective equity ownership only when accumulated losses are replenished.

The shares of ReachOut owned by Company and Ocean Wise are subject to right of first refusal and co-sale rights.

The $167,500 paid by the Company was lent to the Company by 6 persons living in Hong Kong and Ocean Wise. The notes, ranging in principal amounts from $10,000 to $35,000, are due on demand after December 4, 2011. Interest accrues on the outstanding principal loan amounts at the rate of 6% per annum.  The holder has the right to convert all or any portion of his note to shares at a discount of 38.5% of the closing bid price of the Company's stock on the day the conversion notice is received by the Company. The note may be prepaid anytime on or before December 4, 2011. While the notes are outstanding, the Company shall not declare or pay any dividends, redeem any of its capital stock or make any distribution of assets.

For all the terms and conditions of the Agreement and the notes, reference is hereby made to such agreement and the form of convertible note annexed hereto as Exhibits 10.19 and 4.9. All statements made herein concerning the foregoing agreement are qualified by reference to said Exhibit.

Section 9 – Financial Statements and Exhibits
Item 9.01  Financial Statements and Exhibits.

(d)	4.9	Form of Convertible Promissory Note

10.19           Joint-Venture Master Agreement dated April 28, 2011 between Medical Care Technologies Inc. and Ocean Wise International Industrial Limited

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICAL CARE TECHNOLOGIES INC.

Date: May 5, 2011	By:	/s/ Ning C. Wu
Name: Ning C. Wu
Title: President